UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):August 18, 2009
Chicago Bridge & Iron Company N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815 (Commission File Number)	N.A. (IRS Employer Identification No.)

Oostduinlaan 75 2596 JJ The Hague The Netherlands (Address of principal executive offices)	N.A. (Zip Code)
Registrant’s telephone number, including area code: 31-70-3732722
N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 18, 2009, Chicago Bridge & Iron Company N.V. (the “Company”) entered into a Sales Agency Agreement (the “Agreement”) with Calyon Securities (USA) Inc. (“Calyon”), pursuant to which the Company may issue and sell from time to time, through Calyon as the Company’s sales agent, up to 10,000,000 shares of the Company’s common stock, par value Euro 0.01 per share (the “Shares”).
The Company anticipates that it may issue and sell up to 5 million Shares through the end of 2009. The actual number of Shares sold over that time period is dependent on a number of factors including, among other things, the market price of the Shares, expenditures for general corporate purposes, the Company’s need, if any, for financial flexibility and liquidity, and general economic and market conditions.
The Company may issue and sell the Shares until the earlier of (1) the sale of all Shares of our common stock subject to the Agreement, (2) the termination of the Agreement pursuant to its terms or (3) July 29, 2011.
Sales of the Shares, if any, would be made by means of ordinary brokers’ transactions or block trades of the New York Stock Exchange at market prices or as otherwise agreed with Calyon. Calyon will receive from the Company a commission equal to 1.85% in connection with each sale of Shares.
The Shares are registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-160852 ), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on July 29, 2009.
For a more detailed description of the Agreement, see the disclosure under the caption “Plan of Distribution” contained in the Company’s prospectus supplement dated August 18, 2009 to the prospectus dated July 28, 2009, which has been filed with the SEC pursuant to Rule 424(b) under the Securities Act, which disclosure is hereby incorporated by reference. The Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
In the ordinary course of their business, Calyon and/or its affiliates have in the past performed, and may continue to perform, investment banking, commercial banking and advisory services for the Company from time to time for which they have received or may receive customary fees and expenses. An affiliate of Caylon is a lender under various lending agreements, including our syndicated revolving credit facility, syndicated term loan and uncommitted lending facilities. This affiliate will receive a portion of the proceeds from the sale of our common stock under the Agreement to the extent such proceeds are used to repay borrowings under these various credit facilities.
The Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the description of the Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Sales Agency Agreement, dated August 18, 2009, between Chicago Bridge & Iron Company N.V. and Calyon Securities (USA) Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: August 18, 2009	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Sales Agency Agreement, dated August 18, 2009, between Chicago Bridge & Iron Company N.V. and Calyon Securities (USA) Inc.